UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2025

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 714-2747

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement

As previously disclosed, on October 29, 2024, Brand Engagement Network Inc., a Delaware corporation (the “Company”) entered into a Share Purchase and Transfer Agreement with Christian Unterseer, in his individual capacity (“Unterseer”), CUTV GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“CUTV”), and CUNEO AG, a stock corporation incorporated under the laws of the Federal Republic of Germany (“Cuneo” and together with Unterseer and CUTV, the “Sellers”) (the “Purchase Agreement”), pursuant to which, among other things, the Sellers agreed to sell all of the outstanding equity interests of Cataneo GmbH, a limited liability company incorporated under the laws of the Federal Republic of Germany (“Cataneo”) to the Company for an aggregate purchase price, in the form of cash and Company common stock, of $19.5 million, subject to certain adjustments. In addition, after signing, the parties executed amendments on February 6, 2025, May 26, 2025 and July 3, 2025 that, among other things, (i) provided for certain down-payments by BEN that would be non-refundable and applied as set-off against any Sellers’ claims in a pre-closing termination scenario (including reasonable professional fees/costs and a $350,000 penalty referenced in Section 12.4.2), and (ii) temporarily suspended and then re-instated the Sellers’ contractual withdrawal rights on the dates specified therein. On September 14, 2025, the parties terminated the Purchase Agreement. The termination was effected through a written notice from the Seller, which the Company acknowledged and accepted, in accordance with the terms of the Purchase Agreement.

Circumstances of termination. On September 14, 2025, the Company received a notice from the Sellers purporting to withdraw from the SPA pursuant to Section 12.4.2. The notice states that prior addenda temporarily suspending the Sellers’ withdrawal right expired on August 31, 2025, after which the Sellers exercised their withdrawal right with immediate effect.

Termination economics. In connection with the termination of the Purchase Agreement, the Company will make a final payment to the Seller of $100,000 (the “Final Payment”). The Final Payment and all previously paid down-payments, which, including the Final Payment, total to approximately $650,000, are not refundable and are applied as a set-off against any of Sellers’ claims permitted by Section 12.4.2. The Company otherwise bears its own expenses.

Surviving obligations. The parties’ confidentiality and similar obligations that expressly survive under the Purchase Agreement continue in effect. Any interim exclusivity, no-shop, or similar undertakings expired by their terms in connection with the withdrawal and are no longer in effect.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 17, 2025, the Board of Directors of Brand Engagement Network, Inc. (the “Company”) appointed Ruy Carrasco, M.D. to the Board, effective immediately.

Biography. Dr. Carrasco has served as the Company’s Chief Medical Informatics Officer since May 2021. Since August 2018, he has been Managing Partner at Child Neurology Consultants Austin. He previously served as Chief Medical Information Officer at Presbyterian Healthcare Services (2018–2019) and Seton Family of Hospitals (2014–2018). He holds an M.D. from the University of New Mexico and a B.A. from Baylor University.

Compensation and other disclosures. Dr. Carrasco will not receive additional compensation for Board service while employed by the Company and has no committee assignments at this time. There are no arrangements or understandings with any person pursuant to which he was selected as a director, no family relationships with any director or executive officer, and no transactions requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Dr. Carrasco is not independent under Nasdaq listing standards due to his employment with the Company.

Item 7.01. Regulation FD Disclosure

The Company intends to issue a press release with a corporate update on or about September 19, 2025, relating to the termination of the Purchase Agreement.

The information furnished in this Item 7.01, including any press release to be issued, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

Cataneo is a Munich-based provider of advertising-sales, traffic, rights-management and related media technology solutions. While the acquisition will not proceed, the Company believes the outcome streamlines focus and capital allocation on core growth programs and active customer deployments, and the Company continues to evaluate strategic partnerships, integrations and selective acquisitions aligned with its platform strategy. There can be no assurance that any such opportunities will be identified or consummated.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s business strategy, liquidity and future initiatives. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Exhibit Index

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brand Engagement Network Inc.

Date: September 18, 2025	By:	/s/ Tyler J. Luck
	Name:	Tyler J. Luck
	Title:	Acting Chief Executive Officer